                                EXHIBIT 23(b)


                       CONSENT OF DELOITTE & TOUCHE LLP

                                                                     Exhibit 23b

INDEPENDENT AUDITORS' CONSENT


Emerald Financial Corp.


We consent to the incorporation by reference in Registration Statement No. 333-27731 and No. 333-27373 of Emerald Financial Corp. on Forms S-8 of our report dated January 25, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for mortgage servicing rights), incorporated by reference in this Annual Report on Form 10-K of Emerald Financial Corp. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP


Cleveland, Ohio
March 26, 1998